Exhibit 99.1

Anne Spitza	Parag Agarwal
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	parag.agarwal@onsemi.com

ON Semiconductor Reports Second Quarter 2015 Results

For the second quarter of 2015, highlights include:

•	Total revenues of $880.5 million

•	GAAP earnings per diluted share of $0.12, non-GAAP earnings per diluted share of $0.22

•	GAAP and non-GAAP gross margin of 34.6 percent

•	GAAP operating margin of 7.7 percent and non-GAAP operating margin of 12.3 percent

•	Repurchased approximately 10.4 million shares for approximately $131 million

PHOENIX, Ariz. – August 2, 2015 – ON Semiconductor Corporation (Nasdaq: ON), driving energy efficient innovation, today announced that total revenues in the second quarter of 2015 were $880.5 million, up approximately one percent compared to the first quarter of 2015. During the second quarter of 2015, the company reported GAAP net income of $50.7 million, or $0.12 per diluted share. The second quarter 2015 GAAP net income was negatively impacted by approximately $44.7 million of special items, details of which can be found in the attached schedules.

Second quarter 2015 non-GAAP net income was $95.4 million, or $0.22 per diluted share, compared to $87.1 million, or $0.20 per diluted share, for the first quarter of 2015. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additional information on revenue by end market, region, distribution channel and business unit, and share count can be found on the “Investors” section of our website.

Total company GAAP and non-GAAP gross margin in the second quarter was 34.6 percent. For the second quarter of 2015, GAAP operating margin was 7.7 percent, and non-GAAP operating margin was 12.3 percent.

Adjusted EBITDA for the second quarter of 2015 was $163.5 million. Adjusted EBITDA for the first quarter of 2015 was $155.9 million. During the second quarter, the company repurchased approximately 10.4 million shares of common stock for approximately $131 million.

“Despite a tough macro-economic backdrop during the second quarter, we were able to deliver strong earnings performance driven by solid execution and sharp focus on managing costs,” said Keith Jackson, president and CEO of ON Semiconductor. “The current macro-economic uncertainty has impacted demand and order trends. However, following a drop in orders towards the end of the second quarter, we have recently seen stabilization in order trends.

“We believe that our strong product pipeline coupled with our manufacturing and operational prowess should enable us to grow at a faster pace than the semiconductor industry. Despite volatility in the macro-economic environment, customer interest in our product offerings for the automotive, industrial, and smartphone markets continues to increase, and our design win pipeline and breadth of costumer engagements continues to grow.”

THIRD QUARTER 2015 OUTLOOK

“Based on product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenue will be approximately $890 to $930 million in the third quarter of 2015,” Jackson said. “Backlog levels for the third quarter of 2015 represent approximately 80 to 85 percent of our anticipated third quarter 2015 revenue. The outlook for the third quarter of 2015 includes stock-based compensation expense of approximately $13 million to $15 million.”

The following table outlines ON Semiconductor’s projected third quarter of 2015 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q3 2015 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$890 to $930 million		$890 to $930 million
Gross Margin	34% to 36%		34% to 36%
Operating Expenses	$232 to $244 million	$35 to $37 million	$197 to $207 million
Net Interest Expense / Other Expenses	$8 to $10 million		$8 to $10 million
Convertible Notes, Non-cash Interest Expense*	$6 million	$6 million
Tax	$8 to $12 million	$3 to $4 million	$5 to $8 million
Diluted Share Count **	430 million		430 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count and Non-GAAP net income per share includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.
***	Special items may include: amortization of intangible assets; amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; inventory valuation adjustments; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; income tax adjustments to approximate cash taxes; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary.

****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that - when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases - provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9:00 a.m. Eastern Time (EDT) on August 3, 2015, to discuss this announcement and ON Semiconductor’s results for the second quarter of 2015. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 76241664.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power and signal management, logic, standard and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical and military/aerospace applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, risks related to the security of our information systems and secured network, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructuring activities, significant litigation, risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time, risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2014 Annual Report on Form 10-K filed with the SEC on February 27, 2015 (“2014 Form 10-K”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. You should carefully consider the trends, risks and uncertainties described in this document, the 2014 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months Ended
	July 3, 2015	April 3, 2015	June 27, 2014 (1)	July 3, 2015	June 27, 2014 (1)
Revenues	$880.5	$870.8	$757.6	$1,751.3	$1,464.1
Cost of revenues (exclusive of amortization shown below)	576.1	570.4	479.5	1,146.5	937.8

Gross profit	304.4	300.4	278.1	604.8	526.3
Gross margin	34.6%	34.5%	36.7%	34.5%	35.9%
Operating expenses:
Research and development	100.4	100.4	84.2	200.8	162.3
Selling and marketing	50.4	53.3	47.9	103.7	92.3
General and administrative	45.0	46.7	44.7	91.7	85.7
Amortization of acquisition-related intangible assets	33.6	33.9	10.4	67.5	18.6
Restructuring, asset impairments and other, net	3.5	(2.3)	4.1	1.2	9.9
Goodwill and intangible asset impairment	3.7	—	—	3.7	—

Total operating expenses	236.6	232.0	191.3	468.6	368.8

Operating income	67.8	68.4	86.8	136.2	157.5

Other income (expense), net:
Interest expense	(10.7)	(9.2)	(7.9)	(19.9)	(16.0)
Interest income	0.3	0.3	0.2	0.6	0.4
Other	2.1	3.7	(0.2)	5.8	(0.9)
Loss on debt extinguishment	(0.4)	—	—	(0.4)	—

Other income (expense), net	(8.7)	(5.2)	(7.9)	(13.9)	(16.5)

Income before income taxes	59.1	63.2	78.9	122.3	141.0
Income tax provision (benefit)	(7.7)	(7.4)	16.2	(15.1)	10.0

Net income	51.4	55.8	95.1	107.2	151.0
Less: Net income attributable to non-controlling interest	(0.7)	(0.7)	(1.0)	(1.4)	(1.2)

Net income (loss) attributable to ON Semiconductor Corporation	$50.7	$55.1	$94.1	$105.8	$149.8

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.12	$0.13	$0.21	$0.25	$0.34

Diluted	$0.12	$0.13	$0.21	$0.24	$0.34

Weighted average common shares outstanding:
Basic	426.9	431.4	441.1	429.2	440.7

Diluted	436.3	439.9	444.5	438.2	444.5

(1)	Amounts have been revised; for additional information about the revisions to prior periods, see our 2014 Form 10-K and our second quarter 2015 Form 10-Q to be filed on or around August 3, 2015.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	July 3, 2015	April 3, 2015	December 31, 2014 (1)
Assets
Cash and cash equivalents	$576.6	$428.1	$511.7
Short-term investments	1.3	1.3	6.1
Receivables, net	489.9	454.5	417.5
Inventories	743.0	746.9	729.9
Other current assets	121.3	128.1	140.6

Total current assets	1,932.1	1,758.9	1,805.8
Property, plant and equipment, net	1,225.5	1,208.4	1,203.9
Goodwill	263.8	263.8	263.8
Intangible assets, net	387.3	424.6	458.5
Other assets	106.7	90.6	91.0

Total assets	$3,915.4	$3,746.3	$3,823.0

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$335.5	$362.5	$378.2
Accrued expenses	273.8	282.6	287.9
Deferred income on sales to distributors	155.1	156.0	165.1
Current portion of long-term debt	555.9	212.6	209.6

Total current liabilities	1,320.3	1,013.7	1,040.8
Long-term debt	822.3	950.2	983.0
Other long-term liabilities	153.1	155.2	151.8

Total liabilities	2,295.7	2,119.1	2,175.6

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.3	5.3	5.2
Additional paid-in capital	3,387.8	3,317.6	3,281.2
Accumulated other comprehensive loss	(43.6)	(45.8)	(41.5)
Accumulated deficit	(809.8)	(860.5)	(915.6)
Less: Treasury stock, at cost	(942.3)	(811.0)	(702.8)

Total ON Semiconductor Corporation stockholders’ equity	1,597.4	1,605.6	1,626.5
Non-controlling interest in consolidated subsidiary	22.3	21.6	20.9

Total stockholders’ equity	1,619.7	1,627.2	1,647.4

Total liabilities and equity	$3,915.4	$3,746.3	$3,823.0

(1)	The Company has retrospectively adjusted certain amounts shown above for the period ended December 31, 2014 related to adjustments to the purchase price allocation of our recent acquisitions.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months Ended
	July 3, 2015	April 3, 2015	July 27, 2014 (1)	July 3, 2015	June 27, 2014 (1)
Net income	$51.4	$55.8	$95.1	$107.2	$151.0
Adjusted for:
Restructuring, asset impairments and other, net	3.5	(2.3)	4.1	1.2	9.9
Goodwill and intangible asset impairment	3.7	—	—	3.7	—
Interest expense	10.7	9.2	7.9	19.9	16.0
Interest income	(0.3)	(0.3)	(0.2)	(0.6)	(0.4)
Loss on debt extinguishment	0.4	—	—	0.4	—
Gain on sale of available-for-sale securities	(1.3)	(3.4)	—	(4.7)	—
Income tax provision (benefit)	7.7	7.4	(16.2)	15.1	(10.0)
Net income attributable to non-controlling interest	(0.7)	(0.7)	(1.0)	(1.4)	(1.2)
Depreciation and amortization	88.4	90.2	57.9	178.6	110.3
Expensing of appraised inventory at fair market value	—	—	1.3	—	1.3
Third party acquisition related costs	—	—	3.7	—	4.0

Adjusted EBITDA*	163.5	155.9	152.6	319.4	280.9
Increase (decrease):
Restructuring, asset impairments and other, net	(3.5)	2.3	(4.1)	(1.2)	(9.9)
Interest expense	(10.7)	(9.2)	(7.9)	(19.9)	(16.0)
Interest income	0.3	0.3	0.2	0.6	0.4
Gain on sale of available-for-sale securities	1.3	3.4	—	4.7	—
Income tax provision	(7.7)	(7.4)	16.2	(15.1)	10.0
Net income attributable to non-controlling interest	0.7	0.7	1.0	1.4	1.2
Expensing of appraised inventory at fair market value	—	—	(1.3)	—	(1.3)
Third party acquisition related costs	—	—	(3.7)	—	(4.0)
Gain on sale or disposal of fixed assets	(0.5)	(4.0)	—	(4.5)	(0.3)
Amortization of debt issuance costs	0.6	0.3	0.4	0.9	0.7
Write-down of excess inventories	10.5	17.7	4.7	28.2	11.5
Non-cash asset impairment charges	0.2	—	1.8	0.2	1.8
Non-cash share-based compensation expense	14.1	11.3	13.4	25.4	21.9
Non-cash interest	3.0	1.8	1.7	4.8	3.3
Change in deferred taxes	—	(0.4)	(21.5)	(0.4)	(19.6)
Other	(2.1)	(3.0)	(0.1)	(5.1)	(0.1)
Changes in operating assets and liabilities	(68.1)	(86.2)	(1.8)	(154.3)	(54.0)

Net cash provided by operating activities	$101.6	$83.5	$151.6	$185.1	$226.5

(1)	Amounts have been revised; for additional information about the revisions to prior periods, see our 2014 Form 10-K and our second quarter 2015 Form 10-Q to be filed on or around August 3, 2015.

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
	July 3, 2015	April 3, 2015	June 27, 2014 (1)	July 3, 2015	June 27, 2014 (1)
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$304.4	$300.4	$278.1	$604.8	$526.3

Special item:
a) Expensing of appraised inventory at fair market value	—	—	1.3	—	1.3

Non-GAAP gross profit	$304.4	$300.4	$279.4	$604.8	$527.6

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	34.6%	34.5%	36.7%	34.5%	35.9%

Special item:
a) Expensing of appraised inventory at fair market value	—%	—%	0.2%	—%	0.1%

Non-GAAP gross margin	34.6%	34.5%	36.9%	34.5%	36.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$236.6	$232.0	$191.3	$468.6	$368.8

Special items:
a) Amortization of acquisition related intangible assets	(33.6)	(33.9)	(10.4)	(67.5)	(18.6)
b) Restructuring, asset impairments and other, net	(3.5)	2.3	(4.1)	(1.2)	(9.9)
c) Goodwill and intangible asset impairments	(3.7)	—	—	(3.7)	—
d) Third party acquisition related costs	—	—	(3.7)	—	(4.0)

Total special items	(40.8)	(31.6)	(18.2)	(72.4)	(32.5)

Non-GAAP operating expenses	$195.8	$200.4	$173.1	$396.2	$336.3

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$67.8	$68.4	$86.8	$136.2	$157.5

Special items:
a) Expensing of appraised inventory at fair market value step up	—	—	1.3	—	1.3
b) Amortization of acquisition related intangible assets	33.6	33.9	10.4	67.5	18.6
c) Restructuring, asset impairments and other, net	3.5	(2.3)	4.1	1.2	9.9
d) Goodwill and intangible asset impairments	3.7	—	—	3.7	—
e) Third party acquisition related costs	—	—	3.7	—	4.0

Total special items	40.8	31.6	19.5	72.4	33.8

Non-GAAP operating income	$108.6	$100.0	$106.3	$208.6	$191.3

	Quarter Ended			Six Months Ended
	July 3, 2015	April 3, 2015	June 27, 2014 (1)	July 3, 2015	June 27, 2014 (1)
Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):
GAAP operating margin	7.7%	7.9%	11.5%	7.8%	10.8%

Special items:
a) Expensing of appraised inventory at fair market value step up	—%	—%	0.2%	—%	0.1%
b) Amortization of acquisition related intangible assets	3.8%	3.9%	1.4%	3.9%	1.3%
c) Restructuring, asset impairments and other, net	0.4%	(0.3)%	0.5%	0.1%	0.7%
d) Goodwill and intangible asset impairments	0.4%	—%	—%	0.2%	—%
e) Third party acquisition related costs	—%	—%	0.5%	—%	0.3%

Total special items	4.6%	3.6%	2.6%	4.1%	2.3%

Non-GAAP operating margin	12.3%	11.5%	14.0%	11.9%	13.1%

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income (loss) attributable to ON Semiconductor Corporation	$50.7	$55.1	$94.1	$105.8	$149.8

Special items:
a) Expensing of appraised inventory at fair market value	—	—	1.3	—	1.3
b) Amortization of acquisition related intangible assets (operating expenses)	33.6	33.9	10.4	67.5	18.6
c) Restructuring, asset impairments and other, net	3.5	(2.3)	4.1	1.2	9.9
d) Goodwill and intangible asset impairments	3.7	—	—	3.7	—
e) Third party acquisition related costs	—	—	3.7	—	4.0
f) Loss on debt extinguishment	0.4	—	—	0.4	—
g) Gain on sale of available-for-sale securities	(1.3)	(3.4)	—	(4.7)	—
h) Non-cash interest on convertible notes	3.0	1.8	1.7	4.8	3.3
i) Adjustment to reflect cash taxes	1.8	2.0	(19.5)	3.8	(18.6)

Total special items	44.7	32.0	1.7	76.7	18.5

Non-GAAP net income	$95.4	$87.1	$95.8	$182.5	$168.3

Non-GAAP net income per share:
Basic	$0.22	$0.20	$0.22	$0.43	$0.38

Diluted	$0.22	$0.20	$0.22	$0.42	$0.38

Weighted average common shares outstanding:
Basic	426.9	431.4	441.1	429.2	440.7

Diluted	436.3	439.9	444.5	438.2	444.5

(1)	Amounts have been revised; for additional information about the revisions to prior periods, see our 2014 Form 10-K and our second quarter 2015 Form 10-Q to be filed on or around August 3, 2015.

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Six Months Ended
	July 3, 2015	April 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Cost of revenues	$1.9	$1.9	$1.7	$3.8	$3.1
Research and development	2.5	2.3	2.2	4.8	4.0
Selling and marketing	2.3	2.2	2.2	4.5	3.7
General and administrative	7.4	4.9	7.3	12.3	11.1

Total share-based compensation expense	$14.1	$11.3	$13.4	$25.4	$21.9

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Profit and Operating Margin

The use of non-GAAP operating profit and operating margin allows management to evaluate, among other things, the operating margin and operating profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, amortization of intangible assets, third party acquisition related costs, and restructuring charges. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Net Income and Net Income Per Share

The use of non-GAAP net income and net income per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and incentive and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry. In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count and Non-GAAP net income per share includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.